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                                                                      EXHIBIT 23





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 2-85483, 33-02768, 33-11904, 33-37224, 33-46671, 333-10725, 333-41861, 333-53383 and 333-78767) of ECC
International Corp. and Subsidiaries of our report dated August 10, 1999 relating to the financial statements which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orlando, Florida
September  28, 1999